UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TECH DATA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2008

To our Shareholders:

On behalf of the Board of Directors and management, you are cordially invited to attend the Tech Data Corporation Annual Meeting of Shareholders to be held on June 4, 2008, at 3:00 p.m. Eastern Daylight Time at our Corporate Headquarters, located at the Raymund Center, 5350 Tech Data Drive, Clearwater, Florida.

The E-Proxy Notice of the Annual Meeting and proxy materials accompanying this letter describe the specific business to be acted upon.

In addition to the proposals presented to shareholders, we will report on the progress of the Company and provide you an opportunity to address questions to members of the Company’s management. If you are unable to attend the meeting, you may listen to the meeting by webcast that will be available on the Investor Relations area of the Company’s website at http://www.techdata.com. An archive replay will also be available for a period of 30 days following the meeting.

Pursuant to new rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. On or about April 24, 2008, we mailed to our shareholders a notice containing instructions on how to access our 2008 Proxy Statement and Annual Report and how to vote online.

Your vote is very important. Whether or not you plan to attend the meeting in person, please take the time to cast your vote. You may vote over the Internet, by telephone or by mail and in doing so, you will ensure your representation at the Annual Meeting, regardless of your attendance in person.

Thank you for your continued support of Tech Data Corporation.

Sincerely,
Robert M. Dutkowsky
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	June 4, 2008
Time:	3:00 p.m. Eastern Daylight Time
Place:	Tech Data Corporation
Raymund Center
5350 Tech Data Drive
Clearwater, Florida 33760

To the Shareholders of Tech Data Corporation:

Notice is hereby given that the Annual Meeting of Shareholders (“Annual Meeting”) will be held on June 4, 2008, at 3:00 p.m. Eastern Daylight Time, at our Corporate Headquarters, Raymund Center, 5350 Tech Data Drive, Clearwater, FL 33760, for the following purposes:

1.	To elect four directors, the names of whom are set forth in the accompanying Proxy Statement, to serve until their respective terms expire.

2.	To ratify the selection of Ernst & Young as the independent registered public accounting firm for the fiscal year ending January 31, 2009.

3.	To vote on a shareholder proposal for an advisory vote regarding compensation of the named executive officers.

4.	To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on March 28, 2008 are the only shareholders entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors,

David R. Vetter
Senior Vice President, General Counsel and Secretary

IMPORTANT

Whether you expect to attend the meeting or not, we urge you to vote your shares either over the Internet, via telephone, or by mail. If you are voting by mail, please request a proxy, sign, date and return the proxy in the enclosed self-addressed envelope within the timelines stated herein. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. See the enclosed proxy for further information.

April 24, 2008

TECH DATA CORPORATION

2008 PROXY STATEMENT

TECH DATA CORPORATION

5350 Tech Data Drive

Clearwater, Florida 33760

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Tech Data Corporation (the “Company” or “Tech Data”) for the Annual Meeting of Shareholders (“Annual Meeting”) to be held on June 4, 2008, at 3:00 p.m. Eastern Daylight Time, or any adjournment thereof. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the Annual Meeting. Your vote at the Annual Meeting is important to us. The GENERAL INFORMATION section below provides details on how to vote your shares.

GENERAL INFORMATION

Who can vote?

You can vote your shares if our records show that you owned the shares on March 28, 2008. Each outstanding share of common stock is entitled to one vote. There were 52,866,137 outstanding shares of common stock entitled to vote as of March 28, 2008.

Notice of Electronic Availability of Proxy Statement and Annual Report

Pursuant to new rules and regulations, referred to as e-proxy, adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about April 24, 2008, we mailed to our shareholders a notice (the “E-Proxy Notice”) containing instructions on how to access our 2008 Proxy Statement and Annual Report and on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request.

How do I vote?

If you are a shareholder of record or are holding a proxy for a shareholder of record, you may vote in person at the Annual Meeting. At your request, we will give you a ballot.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy on the Internet by following the instructions provided in the E-Proxy Notice, or if you receive paper copies of the proxy materials by mail, you can vote on the Internet, by telephone or by mail by following the instructions on the enclosed proxy card. You may vote by proxy even if you plan to attend the Annual Meeting. Please note that listening to the Annual Meeting via the webcast does not constitute attendance and you will not be permitted to cast your vote through the webcast.

You can utilize these methods to vote:

On the Internet.    You may vote online at www.proxyvote.com by following the instructions provided in the E-Proxy Notice or by following the instructions on the proxy card. You will need the control number contained on your E-Proxy Notice or proxy card in order to vote online. Voting on the Internet has the same effect as voting by mail or telephone. Internet voting will be available until 11:59 p.m. Eastern Daylight Time on June 3, 2008.

By telephone.    You may vote by telephone at 1-800-690-6903. You will need the control number contained on your E-Proxy Notice or proxy card in order to vote by telephone. Telephone voting will be available until 11:59 p.m. Eastern Daylight Time on June 3, 2008.

By mail.    If you received a paper copy of the proxy materials, you may vote by signing and dating each proxy card you receive and returning it to us in the prepaid envelope provided or return it to Tech Data Corporation c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone, by signing and returning a new proxy card with a later date or by attending the meeting and voting in person. Only your latest Internet, telephone or written proxy submitted prior to the meeting will be counted. You may revoke your proxy at any time before the meeting by (1) notifying the Company’s Secretary in writing or (2) delivering a later-dated proxy on the Internet, by telephone or in writing. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. Any written notice revoking a proxy should be sent to David R. Vetter, Senior Vice President, General Counsel and Secretary, Tech Data Corporation, 5350 Tech Data Drive, Clearwater, Florida 33760.

How do I vote shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting on the Internet, by telephone and by mail.

How will my broker vote if I do not provide instructions?

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the election of directors and the ratification of auditors, the broker may vote your shares in its discretion. For the shareholder proposal, the broker may not vote your shares at all.

How do I vote in person?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote on the Internet, by telephone or by proxy card even if you plan to attend the meeting.

How do I vote my shares in the Tech Data Corporation 401(k) Savings Plan?

You may instruct the plan trustee, Fidelity Management Trust Company (the “401(k) Plan Trustee”), on how to vote your shares in the Tech Data Corporation 401(k) Savings Plan on the Internet, by telephone or by mail, by following the voting instruction form that the 401(k) Plan Trustee provides you either via mail or electronically. Votes submitted to the 401(k) Plan Trustee must be received by 11:59 p.m. Eastern Daylight Time on May 30, 2008.

What happens if I do not vote my Tech Data Corporation 401(k) Savings Plan shares?

Your shares will not be voted. The 401(k) Plan Trustee will not vote shares held in the Tech Data Corporation 401(k) Savings Plan as to which it does not receive timely directions.

What will be voted on at the meeting?

The business to be voted on at this year’s Annual Meeting is:

1)	to elect four directors to serve for the stated terms, or until their successors are duly qualified and elected. The biographies of all directors, including the nominated directors, are provided herein. Our Board of Directors recommends a vote “FOR” each of the nominated directors.

2)	to ratify the selection of the independent registered public accounting firm for the fiscal year ending January 31, 2009. Our Board of Directors recommends a vote “FOR” this proposal.

3)	to vote on a shareholder proposal for an advisory vote regarding compensation of the named executive officers. Our Board of Directors recommends a vote “AGAINST” this proposal.

How many votes are required for the approval of each item?

For determining a quorum—A quorum must be present for the transaction of business. A quorum is present if the holders of a majority of the outstanding shares of common stock entitled to vote are present in person or represented by proxy. Even if you or your broker do not vote your shares on a proposal, such non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present.

To elect the directors—Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Shares represented by proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” all nominees in accordance with the recommendation of the Board. If you indicate “WITHHOLD” authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee. A broker non-vote will also have no effect on the outcome because only a plurality of votes actually cast is required to elect a director.

To ratify the selection of the independent registered public accounting firm—An affirmative vote of a majority of the votes cast is required to ratify the selection of the independent registered public accounting firm. Shares represented by proxy will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the ratification of the selection of the independent registered public accounting firm in accordance with the recommendation of the Board. If you abstain, your vote will not count as a vote cast and will have no effect on the outcome of the vote. Broker “non-votes” will not be counted as a vote cast and will have no effect on the outcome.

To vote on the shareholder proposal for an advisory vote regarding compensation of the named executive officers—An affirmative vote of a majority of the votes cast is required to pass the shareholder proposal. Shares represented by proxy will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “AGAINST” the shareholder proposal in accordance with the recommendation of the Board. If you abstain, your vote will not count as a vote cast and will have no effect on the outcome of the vote. Broker “non-votes” will not be counted as a vote cast and will have no effect on the outcome.

What if other matters come up at the meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. Any other matters properly presented at the meeting will be voted on by the shareholders in attendance at the meeting or proxy holders in their discretion.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated Articles of Incorporation, the Board of Directors (“Board”) is divided into three classes, each with a three-year term, with the terms expiring in alternate years. Three directors are to be elected at this Annual Meeting to hold office in the class which term expires at the 2011 Annual Meeting and one director is to be elected to hold office in the class which term expires at the 2010 Annual Meeting. All directors are to hold office until their successors have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

NOMINEES FOR DIRECTOR—TO SERVE UNTIL THE 2011 ANNUAL MEETING

Nominee	Age*	Principal Occupation and Other Information
Robert M. Dutkowsky	53	Robert M. Dutkowsky was appointed to the Board of Directors in October 2006. He joined Tech Data at that time as Chief Executive Officer. His career began with IBM where, during his 20-year tenure, he served in several senior management positions including Vice President, Distribution - IBM Asia/Pacific. Prior to joining Tech Data, Mr. Dutkowsky was employed as President and CEO of Egenera, Inc. from 2004 until 2006, J.D. Edwards & Co., Inc. from 2002 until 2004 and GenRad, Inc. from 2000 until 2002. Mr. Dutkowsky serves on the board of directors of Egenera. Mr. Dutkowsky holds a B.S. degree in Industrial and Labor Relations from Cornell University.
Jeffery P. Howells	51	Jeffery P. Howells has served as a Director since 1998. Mr. Howells has been the Chief Financial Officer of the Company since 1992, joining the Company in 1991 as Vice President of Finance. In 1993, he became Senior Vice President and Chief Financial Officer and in 1997 was promoted to Executive Vice President and Chief Financial Officer. Prior to joining Tech Data, Mr. Howells was employed by Price Waterhouse for 11 years. Mr. Howells is a Certified Public Accountant and holds a B.B.A. degree in Accounting from Stetson University.
David M. Upton(1)(2)	48	David M. Upton, a Director since 1997, has been on the faculty of the Harvard Business School since 1989. Dr. Upton, the Albert J. Weatherhead III Professor of Business Administration, teaches courses in technology and operations management and is the faculty chair of Harvard’s executive course, Building Competitive Advantage through Operations. Dr. Upton holds a Master’s degree in Manufacturing from King’s College, Cambridge University and also holds a Ph.D. in Industrial Engineering from Purdue University.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Governance and Nominating Committee.

NOMINEE FOR DIRECTOR—TO SERVE UNTIL THE 2010 ANNUAL MEETING:

Name	Age*	Principal Occupation and Other Information
Harry J. Harczak, Jr.	51	Harry J. Harczak, Jr. is standing for his first nomination as a Director for the Company. Mr. Harczak was an executive at CDW Corporation from 1994 until 2007, serving his last five years as Executive Vice President and as an Executive Committee member. He was also CDW’s Chief Financial Officer for seven years. Prior to CDW, Mr. Harczak served as an audit partner of PriceWaterhouseCoopers where he worked for 16 years serving public and private clients in the retail, distribution and financial services community. Currently, Mr. Harczak serves on the board of directors of U.S. Cellular Corporation, where he is the designated financial expert of the Audit Committee. He also serves on the boards of the Goodman Theater of Chicago and Junior Achievement. Mr. Harczak is a Certified Public Accountant (inactive) and holds a B.S. degree from DePaul University and a Master’s degree in Business Administration from the University of Chicago.

*	Age as of Annual Meeting

THE BOARD OF DIRECTORS UNANIMOUSLY VOTED “FOR” THE NOMINATIONS ABOVE.

DIRECTORS CONTINUING IN OFFICE—TO SERVE UNTIL THE 2009 ANNUAL MEETING:

Name	Age*	Principal Occupation and Other Information
Kathy Misunas(1)(3)	57	Kathy Misunas has served as a Director since 2000. Ms. Misunas is Principal of Essential Ideas, a company she founded in 2001. She was Chief Executive Officer of AirTreks, Inc. in 2001 and Chief Executive Officer and President of brandwise LLC in 1999 and 2000. Ms. Misunas was employed by Reed Elsevier PLC from 1996 to 1998, serving as Chief Executive Officer of Reed Travel Group in 1997 and 1998. Prior to this for 22 years, Ms. Misunas was employed by AMR Corporation, last serving as President and Chief Executive Officer of the SABRE Group (a division of AMR Corporation) and Chief Information Officer of American Airlines, Inc. She serves on the board of directors of EzRez Software, a private company in San Francisco, CA. Ms. Misunas attended Moravian College and American University.
Thomas I. Morgan(1)(2)	54	Thomas I. Morgan was appointed to the Board in February 2007. Mr. Morgan served as Chief Executive Officer of Hughes Supply, Inc. from May 2003 until March 2006 when the company was purchased by The Home Depot. He joined Hughes Supply in 2001 as President and Chief Operating Officer. Prior to Hughes Supply, Mr. Morgan served as Chief Executive Officer of EnfoTrust Network from 2000 to 2001, US Office Products in 1999, and Value America from 1997 to 1999. Mr. Morgan began his career with Genuine Parts Company (GPC), where he held positions of increasing responsibility throughout the organization. He concluded his 22-year career with GPC in 1997, serving as Executive Vice President of S.P. Richards Co., a $1.1 billion subsidiary of GPC. Mr. Morgan also serves on the board of directors of Rayonier, Inc., Waste Management and ITT Educational Services. Mr. Morgan holds a B.S. degree in Business Administration from the University of Tennessee.
Steven A. Raymund(4)	52	Steven A. Raymund has served as a Director since 1986 and as Chairman of the Board since 1991. Mr. Raymund has been employed by the Company since 1981. He served as Chief Executive Officer from 1986 through September 2006. Mr. Raymund is a director of Jabil, Inc. and of WESCO Distribution, Inc. He has a B.S. degree in Economics from the University of Oregon and a Master’s degree from the Georgetown University School of Foreign Service.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.
(4)	Chairman of the Board of Directors.

DIRECTORS CONTINUING IN OFFICE—TO SERVE UNTIL THE 2010 ANNUAL MEETING:

Name	Age*	Principal Occupation and Other Information
Charles E. Adair(1)(2)	60	Charles E. Adair has served as a Director since 1995. Mr. Adair is a partner of Cordova Ventures and Kowaliga Capital, Inc. since 1993. Mr. Adair was associated with Durr-Fillauer Medical, Inc., serving in various capacities including President and Chief Operating Officer from 1981 to 1992. Mr. Adair also serves on the board of directors of Performance Food Group Company, PSS World Medical, Inc., and Torchmark Corporation. Mr. Adair is a Certified Public Accountant (inactive) and holds a B.S. degree in Accounting from the University of Alabama.
Maximilian Ardelt(2)	68	Maximilian Ardelt has served as a Director since 1998. Mr. Ardelt is the owner and Managing Director of ConDigit Consult GmbH since December 2002. From 1994 to June 2000, Mr. Ardelt was a member of the board of management of Viag AG, responsible for the Telecommunications and Logistics Division and Information Systems. Following a merger that formed E.ON AG, he continued as Chief Executive Officer of its subsidiary, Viag Telecom AG until December 2002. Mr. Ardelt is a member of the supervisory boards of Manstaedt GmbH, CeWeColor AG & Co. OHG, Tiburon Partners AG, Getmobile Europe plc., Stulz GmbH, Funkwerk AG and Berkenhoff GmbH. Mr. Ardelt is on the Advisory Board of the Bavarian Elite Academie and is on the board of the Technical University Graz/Austria. Mr. Ardelt holds a Master’s degree in Engineering from Technical University Berlin.
John Y. Williams(2)(3)	65	John Y. Williams has served as a Director since 1988. Mr. Williams has been a Managing Director of Equity-South Advisors, LLC (“ESA”), since January 1995. For 18 years until 2005 he was a Managing Director of Grubb & Williams, Ltd., an affiliate of ESA. Prior thereto, Mr. Williams was an investment banker for more than 18 years with several firms. Mr. Williams serves as a director of several privately-held companies in connection with his merchant banking business. Mr. Williams holds a B.S. degree in Industrial Engineering from Georgia Institute of Technology and a Master’s degree in Business Administration from the Harvard Business School.

*	Age as of Annual Meeting
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Governance and Nominating Committee.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm (“independent accounting firm”) for the fiscal year ending January 31, 2009. In selecting the independent accounting firm, the Audit Committee considers the firm’s independence; the quality, responsiveness, and expertise of the engagement team; the firm’s experience, leadership, structure, and compliance and ethics programs; the record of the firm in regulatory, litigation, and accounting matters; the firm’s financial strength; the performance on prior audits and engagements; and the appropriateness of the fees charged. Ernst & Young has been engaged as the Company’s independent accounting firm beginning with the fiscal year ended January 31, 2001. The global coordinating and local engagement partners were changed in fiscal 2006 and 2007, respectively.

The Audit Committee has decided to submit its selection of Ernst & Young as our independent accounting firm to our shareholders for ratification as a matter of good corporate practice, although this is not required by our By-Laws or otherwise. If the selection of Ernst & Young is not ratified, it will be considered a direction for the Audit Committee to review its future selection of our independent accounting firm. The Audit Committee retains the discretion to select a different independent accounting firm if it determines that such a change would be in the best interest of the Company and our shareholders.

Representatives of Ernst & Young attended all meetings of the Audit Committee in fiscal 2008. The Audit Committee pre-approves and reviews audit and non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the accounting firm’s independence. To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent accounting firm. We have not obtained any of these prohibited services from Ernst & Young. For additional information and details concerning the Audit Committee and its activities with Ernst & Young, see REPORT OF THE AUDIT COMMITTEE.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders.

Independent Accounting Firm Fees

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young for fiscal years ended January 31, 2008 and 2007:

	2008	2007
Audit fees(1)	$4,162,000	$4,599,000
Audit-related fees(2)	209,000	423,000
Tax fees(3)	531,000	458,000

Total	$4,902,000	$5,480,000

(1)

Audit Fees—This category includes the audit of the Company’s annual financial statements included in the Company’s Form 10-K, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, review and attestation of internal control over financial reporting and services that are normally provided by the independent accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions, and the preparation of written correspondence on internal control matters.

(2)

Audit-Related Fees—This category consists of assurance and related services rendered by Ernst & Young that are not reported under “Audit Fees.” The services for fees disclosed under this category principally include due diligence in connection with contemplated acquisitions, accounting consultations, and attest services.

(3)	Tax Fees—This category consists of professional services rendered by Ernst & Young for tax return preparation, tax compliance, tax advice and tax audit assistance.

Policy on Pre-Approval of Audit and Non-Audit Services of the Independent Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services, and is subject to a specific budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee is delegated the authority to pre-approve certain services between regularly scheduled meetings, capped at a value of $500,000, with ratification by the Audit Committee at the next regularly scheduled meeting. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent accounting firm in accordance with this pre-approval, and the fees for the services performed to date. During fiscal 2008, all services were approved by the Audit Committee in accordance with this policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2009.

PROPOSAL NO. 3

SHAREHOLDER PROPOSAL

Mr. Peter H. Mixon, General Counsel of California Public Employees’ Retirement System (“CalPERS” or the “proponent”), has presented a proposal to the Company on behalf of CalPERS. CalPERS is located at 400 Q Street, Suite E4800, Sacramento, California, 95811, and is the continuous owner of over $2,000 of our common stock for at least one year. CalPERS has informed us that its representative intends to present a proposed resolution at the Annual Meeting. The text of the proposed resolution and CalPERS supporting statement are printed below verbatim from its submission:

RESOLVED, that shareowners of the Tech Data Corporation (the “Company”) urge the board of directors to adopt a policy that the Company’s shareowners be given the opportunity at each annual meeting of shareowners to vote on an advisory resolution, proposed by the Company’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareowners should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement of California Public Employees’ Retirement System

Investors are increasingly concerned about mushrooming executive compensation that sometimes appears to be insufficiently aligned with the creation of shareowner value. Too many times companies pay for failure and overpay for average performance.

The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule has recently gone into effect. In establishing the rule the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareowners with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareowners to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareowners a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareowner approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareowners do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. Withholding votes from compensation committee members who are standing for reelection can be a blunt and insufficient instrument for registering dissatisfaction with the way the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge the Company’s board to allow shareowners to express their opinion about senior executive compensation at the Company by giving shareowners the opportunity to ratify the executive compensation. The results of such a vote would, we think, provide the Company with useful information about whether shareowners view the company’s senior executive compensation, as reported each year, to be in shareowners’ best interests. The executive compensation advisory vote is endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote.

Please vote for this proposal.

Company Statement

The proponent requests that the Company adopt a practice of submitting the compensation of our named executive officers (“NEOs”) to our shareholders for a non-binding advisory vote on an annual basis. The Board recommends that our shareholders vote AGAINST the proposal.

Decisions about executive compensation are traditionally and appropriately delegated to a company’s board of directors and compensation committee. Executive compensation decisions are influenced by a wide range of complex factors that require deep knowledge of the company’s business and its short and long-term financial and operating environment, strategic goals and prospects. Such decisions must also take into account detailed and nuanced facts and circumstances concerning the executives, so that pay equity, succession and other similar considerations are properly addressed. Moreover, there are complicated and evolving accounting requirements, tax laws and compensation and governance trends that impact compensation decisions. We believe it is neither practical nor consistent with a desire to maximize shareholder value in the Company that we provide shareholders with all of the details that would be necessary for them to make informed judgments on a regular basis about our compensation decisions.

The Company’s compensation program is guided by a carefully thought out philosophy that total executive compensation should vary based on achievement of defined financial and non-financial goals and objectives, both individual and corporate, and should be focused on long-term strategies to build shareholder value. Our Compensation Committee, consisting entirely of independent board members, takes into account information provided by an independent compensation consultant. The Compensation Committee acts diligently to provide compensation opportunities that are competitive with those offered by other participants in the information technology distribution industry, as well as with a broader spectrum of companies of similar size and complexity. We also emphasize performance with a long-term perspective. We recognize that our place in the distribution channel is one with very low margins and our compensation program reflects this business reality.

We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time. Annual shareholder votes concerning compensation may reflect only a short-term view or be unduly influenced by short-term circumstances, and we therefore believe that the practice of having annual shareholder votes would be likely to have a negative impact on long-term shareholder value.

The positive effects of our compensation decisions are evidenced in part by the smooth transition during 2007 from leadership by our long-time CEO, Steven A. Raymund, to our new CEO, Robert Dutkowsky. The transition was facilitated by our ability to offer Mr. Dutkowsky a compensation package that was within our means and within the compensation framework that we have established. At the same time, we put in place long-term retention devices and incentivized Mr. Dutkowsky with the possibility of rewards for long-term performance. More detailed analysis also supports our view that our executive compensation philosophy is aligned with shareholder interests, target levels are challenging, compensation for individuals is appropriately differentiated based on performance and other circumstances, and our executive compensation is competitive with our peers. Recent compensation decisions have resulted in certain instances in bonus achievements at less than the targeted amounts, little or no salary increases, total cash compensation at less than the median market, and equity grants that have not met their performance criteria resulting in no grants vesting.

In addition, our existing corporate governance practices provide our shareholders with the opportunity to influence executive compensation through several means: direct communication with our board members, the election of Directors, and approval of our equity incentive plans. These plans outline the level of awards that can be granted, specific provisions under which awards can be made, and performance metrics and other criteria or features that must be incorporated. The proposal made by CalPERS allows the shareholder to express only a “yes” or “no” vote on compensation given in the previous year to the NEOs only. A negative vote would not provide our Compensation Committee with meaningful insight or guidance on the area of the compensation program that is of concern or voice displeasure as to a specific compensation decision – a ratification vote provides only a blunt mechanism for our shareholders to communicate with us, when more direct and effective means of communicating with the Company are available.

Finally, we believe that the adoption of this proposal would put Tech Data at a competitive disadvantage with similarly situated competitors who do not have such a process in place, and may lead senior executives to consider opportunities elsewhere. In particular, we believe that this practice could create the impression among the Company’s senior executives that their compensation opportunities could be limited or negatively affected, while their peers at the Company’s competitors would not be so affected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from the record date. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. In general, “beneficial ownership” also includes those shares a director, director nominee or executive officer has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days from the record date.

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 28, 2008, by: (i) each person known by the Company to own beneficially more than 5% of the shares of the Company’s common stock; (ii) the Company’s directors; (iii) the Company’s NEOs; and (iv) such directors and all executive officers as a group.

	Beneficial Ownership
Executive Officers, Directors and Nominees(1)	Shares(2)		Equity grants exercisable or vesting within 60 days		Percent
Charles E. Adair	4,000		18,000		*
Maximilian Ardelt	—		24,500		*
Néstor Cano	9,046		247,550	(3)	*
Robert M. Dutkowsky	18,088		128,333		*
Harry J. Harczak, Jr.	—		—		—
Jeffery P. Howells	26,115		177,130	(3)	*
Kenneth T. Lamneck	3,084		90,000		*
Kathy Misunas	—		21,000		*
Thomas I. Morgan	80		1,000		*
Joseph A. Osbourn	4,729		198,750	(4)	*
Steven A. Raymund	1,500,729	(5)	685,449		4.0%
David M. Upton	420		20,500		*
John Y. Williams	4,500		20,500		*
All executive officers and directors as a group (16 persons)	1,600,668		1,997,566		6.6%

Five Percent Shareholders
AXA Financial, Inc., 1290 Avenue of the Americas, New York, NY 10104	5,420,296	(6)			9.9%
Vanguard Whitehall Funds, 100 Vanguard Blvd., Malvern, PA 19355	2,959,509	(7)			5.4%
Renaissance Technologies LLC, 800 Third Avenue, New York, NY 10022	2,851,542	(8)			5.2%

*	Beneficial ownership represents less than 1% of the Company’s outstanding shares of common stock.
(1)	The address for these beneficial owners is 5350 Tech Data Drive, Clearwater, Florida 33760.

(2)

Includes shares held by the individual in a 401(k) Savings Plan account, with the number of such shares for each beneficial owner being as follows: Mr. Cano (482); Mr. Howells (2,633); Mr. Lamneck (232); Mr. Osbourn (751); Mr. Raymund (760); and the executive officers and directors as a group (8,648). Includes shares held by Mr. Cano (1,333) and the executive officers and directors as a group (1,590) in the Employee Stock Purchase Plan.

(3)	Includes 1,250 shares of the restricted stock award granted March 30, 2004, which vested on March 30, 2008.
(4)	Includes 750 shares of the restricted stock award granted March 30, 2004, which vested on March 30, 2008.
(5)

Includes 1,219,245 shares owned by a partnership which is indirectly owned by Mr. Raymund; includes 236,138 shares owned by a Grantor Retained Annuity Trust which is directly controlled by Mr. Raymund; includes 35,000 shares in a foundation controlled by Mr. Raymund; includes 5,000 shares by inter vivo trusts of which Mr. Raymund is trustee; and includes 4,586 shares owned by various trusts for family members of which Mr. Raymund is a trustee.

(6)

Based on information provided in a Schedule 13G dated February 14, 2008, filed with the SEC by AXA Financial, Inc., which a majority of the shares are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P.(majority-owned subsidiary of AXA Financial Inc.) (“AXA”). The AXA entities have sole voting power with respect to 3,443,568 shares, sole dispositive power with respect to 5,420,296 shares and shared voting power with respect to 1,013,958 shares.

(7)

Based on information provided in a Schedule 13G dated February 12, 2008, filed with the SEC by Vanguard Whitehall Funds-Vanguard Selected Value Fund 23-2827111 (“Vanguard”). Vanguard has sole voting power with respect to 2,959,509 shares.

(8)

Based on information provided in a Schedule 13G dated February 13, 2008, filed with the SEC by Renaissance Technologies LLC (“Renaissance”). Renaissance has sole voting power with respect to 2,285,253 shares and sole dispositive power over 2,851,542 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended January 31, 2008, the executive officers and directors of the Company timely filed with the SEC reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

The Board of Directors provides oversight to the Company’s management in their conduct of the business. The Board holds regularly scheduled meetings at least quarterly and otherwise as appropriate to consider corporate decisions requiring its attention and action. The Board has three standing committees, the principal responsibilities of which are described below. Each of the committees meets regularly and has a written charter that has been approved by each committee. The charters are available on the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com. The Board has made an affirmative determination that Charles E. Adair, Maximilian Ardelt, Harry Harczak, Kathy Misunas, Thomas I. Morgan, David M. Upton, and John Y. Williams, are independent within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market (“Nasdaq”) listing requirements. Each member of each of the Audit, Compensation and Governance and Nominating Committees is independent within the meaning of Rule 4200(a)(15) of the Nasdaq listing requirements.

The Board has adopted Corporate Governance Principles that are available on the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com. Additionally, the Company has adopted a code of business conduct and ethics for directors, officers (including the principal executive officer, principal financial officer and controller), and employees, known as the Code of Ethics, which is available on the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com.

The Board held nine meetings during the fiscal year ended January 31, 2008. All members of the Board attended more than 75% of the total number of meetings of the Board and all committees on which he or she served. All but one Director were present at the 2007 Annual Meeting of Shareholders that was held on June 5, 2007. It is the policy of the Company for the Board members to attend the Annual Meeting of Shareholders if possible in person, by telephone, or by videoconference.

AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the reliability and integrity of financial reports and other financial information, compliance with legal and regulatory requirements, and with the Company’s systems of disclosure controls and internal controls over accounting and financial reporting and the auditing process. The Audit Committee performs these functions by serving as an independent and objective party to monitor the financial reporting process and the disclosure and internal control systems. The Audit Committee has the authority and responsibility to select, oversee the performance of, and replace the independent accounting firm and to oversee the activities and select or replace the head of the internal audit department. The Audit Committee provides an open avenue of communication between the independent accounting firm, management, internal audit, and the Board; reviews accounting and auditing issues identified by the independent accounting firm and by management in order to assess their potential impact on the Company; reviews reports from the Disclosure Committee, which is a committee of management; and establishes the procedures to receive complaints regarding the ethics of financial officers. To review the complete statement of duties and responsibilities of the Audit Committee, please see the Audit Committee Charter posted on the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com.

The Audit Committee has a policy to pre-approve all services to be provided by the Company’s independent accounting firm and will not approve prohibited non-audit services. See further discussion of the Company’s policy under Policy on Pre-Approval of Audit and Non-Audit Services of the Independent Accounting Firm above.

The members of the Audit Committee are Charles E. Adair (Chair), Maximilian Ardelt, Thomas I. Morgan, and John Y. Williams. David M. Upton moved off the Audit Committee and Mr. Morgan was appointed to the Audit Committee on June 5, 2007, at the time the Board made its annual committee appointments. The Board has determined that Charles E. Adair is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act. All members of the Committee are independent as defined by Rule 4200(a)(15) of the listing requirements of Nasdaq. The Audit Committee met eight times during the fiscal year ended January 31, 2008.

COMPENSATION COMMITTEE

The Compensation Committee is responsible to the Board for establishing the strategy for compensation, equity incentives, and benefits of the executive officers of the Company. The Committee recommends to the Board the annual compensation, equity grants, and benefits of the Chairman of the Board and of the Chief Executive Officer (“CEO”). The Compensation Committee approves the executives’ compensation programs and plans, including the methodologies for setting salaries and bonuses, as well as equity-based incentive plans and other benefits, and determines the salary and other compensation of all executive officers of the Company other than the CEO. The Compensation Committee also serves as the stock option committee and administers the Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation (the “Equity Plan”) and the Executive Incentive Bonus Plan (the “Bonus Plan”). Succession plans for executives other than the CEO are reviewed by this Committee. The Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis (“CD&A”) prepared for inclusion in the Company’s Form 10-K and Proxy Statement and, based on such review, determines whether to recommend that the CD&A be included in the Form 10-K and the Proxy Statement. The Compensation Committee also prepares the Compensation Committee Report furnished with the Company’s Proxy Statement each year. The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of executive officers of the Company in making recommendations to the Committee regarding executive compensation and the role of compensation consultants in assisting the Committee in its functions, are described below in the COMPENSATION DISCUSSION AND ANALYSIS section. To review the complete statement of duties and responsibilities of this Committee, see the Compensation Committee Charter posted on the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com.

The current members of the Compensation Committee are Kathy Misunas (Chair), Charles E. Adair, Thomas I. Morgan, and David M. Upton. Mr. Morgan was appointed to the Compensation Committee on June 5, 2007, at the time the Board makes its annual committee appointments. All members are independent as defined by Rule 4200(a)(15) of the listing requirements of Nasdaq, “Non-Employee Directors” within the meaning of the Rule 16b-3 of the Securities Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee met five times during the fiscal year ended January 31, 2008.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, none of the members of the Compensation Committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Items 404 or 407 of Regulation S-K under the Securities Exchange Act. In addition, during the last completed fiscal year, none of the Company’s executive officers have served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board.

GOVERNANCE AND NOMINATING COMMITTEE

The Governance and Nominating Committee assists the Board in ensuring that the Board is appropriately organized and qualified to meet its fiduciary duties to the Company and its shareholders. The Committee develops and recommends the Company’s Corporate Governance Principles to the Board, and assists in determining if Board and committee members are qualified to serve in their assigned capacities. This Committee establishes policies for the identification, evaluation and selection of director nominees, the evaluation of the Board’s performance, the structure and operations of the committees, shareholder communication with the Board and Board member attendance at the Company’s Annual Meeting. The Committee reviews the continuing education program for Board members, monitors the Board’s compliance with the Company’s Code of Ethics and other applicable policies and generally oversees governance issues. To review the complete statement of duties and responsibilities of this Committee, see the Governance and Nominating Committee Charter available in the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com.

The members of the Governance and Nominating Committee are John Y. Williams (Chair), Kathy Misunas and David M. Upton, all of whom are independent as defined by Rule 4200(a)(15) of the listing requirements of Nasdaq. The Governance and Nominating Committee met formally five times during the fiscal year ended January 31, 2008.

CANDIDATES FOR THE BOARD AND SHAREHOLDER RECOMMENDATIONS

The Governance and Nominating Committee will consider director candidates recommended by our shareholders, other board members and executives. During fiscal 2008, the Committee sought suggestions for board candidates and identified twelve potential candidates. The Committee reviewed the candidates’ qualifications and ranked them against the criteria outlined in the Company’s Corporate Governance Principles as well as against qualities deemed important to exist in a candidate at this point in time. It was determined that Mr. Harczak was the top-ranked candidate, and the Committee recommends his nomination to the shareholders at this Annual Meeting. Mr. Harczak’s name was submitted by the Chairman, Steven A. Raymund.

The recommendation and evaluation process for candidates recommended by shareholders does not differ from the process followed for other candidates. Shareholders wishing to recommend a candidate should do so by submitting the recommendation in writing to the Chair of the Governance and Nominating Committee or to the Company’s Chief Executive Officer at 5350 Tech Data Drive, Clearwater, Florida, 33760. Any recommendation submitted must include a resume, personal references and background information as well as the name and contact information of the recommending shareholder. Florida law requires that all candidates must be at least 18 years of age to qualify. All qualified candidates will be considered for nomination in accordance with the provisions of the Company’s Corporate Governance Principles that are available in the Corporate Governance section of the Investor Relation’s area of our website at http://www.techdata.com, and criteria established by the Governance and Nominating Committee at the time an open position on the Board is being considered to be filled. At a minimum, candidates for a position on the Company’s Board should have qualities including but not limited to: (i) high ethical standards, (ii) sound integrity, (iii) an inquisitive nature, (iv) a strong commitment to make decisions and take actions guarding the long-term interests of shareholders, (v) seasoned judgment, (vi) a record of outstanding skills and accomplishments in their personal careers, and (vii) the ability and desire to communicate and participate actively in board and committee sessions.

SHAREHOLDER COMMUNICATIONS

Shareholders may communicate with members of the Board by utilizing the Company’s Ethics Reporting Hotline that is available seven days a week, 24 hours a day. You may dial a toll-free number 1-866-TD ETHIC (1-866-833-8442) and at the voice prompt use the toll-free Ethics Reporting Hotline number. All calls will be received by an independent, third-party provider, Global Compliance Services. A report will be provided to the Vice President, Internal Audit & SOX Compliance and the General Counsel who will communicate with the appropriate Board committee. Shareholders may also send written correspondence to any Board member through the Chairman of the Board, c/o the Company at 5350 Tech Data Drive, Clearwater, Florida 33760 or to the Company at 5350 Tech Data Drive, Clearwater, Florida 33760, attention Chief Executive Officer.

EXECUTIVE SESSIONS

The Board holds an executive session at each regular board meeting. This executive session is attended only by the independent directors and such other attendees as they may request. The executive session of the Board is led by John Y. Williams, Chair of the Governance and Nominating Committee. Topics covered have included meeting agendas, corporate strategy, compensation of the Chief Executive Officer, the role and compensation of the Chairman of the Board, information requests to management, succession planning, and management performance.

RELATED PERSON TRANSACTIONS

The Company and Audit Committee of the Board review all potential related person transactions. The Audit Committee is mandated by its charter to review and determine whether to approve related person transactions and has adopted a policy for such review. The Company and Audit Committee look to the rules of Nasdaq and of the SEC to determine what transactions may be considered to be of concern and applies these rules as the standard to determine whether a transaction or relationship would be permitted. Potential transactions or circumstances that may qualify as a related person transaction are reported to the Disclosure Committee of the Company and reviewed by the Audit Committee. The Audit Committee may approve, disapprove or ratify a transaction and may issue conditions to ensure the transaction is conducted in a fair manner, consistent with the best interests of the Company.

Detailed questions are posed annually to the executive officers of the Company and to all members of the Board which require disclosure of any relationship or transaction that may be a related person transaction. These questionnaire responses are reviewed by management and disclosures are analyzed and reported to the entire Board. Potential issues are investigated. Related person transactions, if any, would be reviewed for the determination made by the Board annually that certain members of the Board are independent.

During the last completed fiscal year, the Company had no related person transactions requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act. We note that Steven A. Raymund, Robert M. Dutkowsky, and Jeffery P. Howells are members of the Board and employees of the Company. Mr. Dutkowsky’s and Mr. Howells’ compensation is disclosed in the SUMMARY COMPENSATION TABLE below. Mr. Raymund’s position with the Company is not as an executive officer. He receives a salary as a part-time employee and participates in our health care plan, but does not receive an incentive bonus or equity grants in his current position. Mr. Raymund’s compensation and benefit amounts that he received as a part-time employee of the Company are reported in the FISCAL 2008 BOARD OF DIRECTORS’ COMPENSATION table below.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Role

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee meets with management, the Vice President, Internal Audit & SOX Compliance and the independent accounting firm to facilitate communication. The Audit Committee has the authority and available funding to investigate any matters within the scope of its responsibilities and to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee appoints the Company’s independent accounting firm and pre-approves all audit and non-audit services to be performed by the independent accounting firm.

In this context, the Audit Committee has discussed with the Company’s independent accounting firm the overall scope and plans for the independent audit. The Audit Committee reviewed and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Discussions about the Company’s audited financial statements included the independent accounting firm’s judgments about the quality, not just the acceptability, of the accounting principles, and the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent accounting firm other matters required by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications. Management’s report and the independent accounting firm’s report and attestation on internal controls over financial pursuant to Section 404 of the Sarbanes-Oxley Act were reviewed and discussed by the Audit Committee with management and the independent accounting firm. In addition to discussing key risk areas throughout the year, management, internal audit and the independent accounting firm also made presentations to the Audit Committee on specific topics of interest, including the audit process and methodology, changes to the standards for internal control review proposed by Public Company Accounting Oversight Board and SEC guidance and methodologies utilized by management for significant policies and accounting estimates.

Independence of Accounting Firm

The Company’s independent accounting firm provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed the independent accounting firm’s independence with management. In addition, the Committee considered whether the non-audit services provided by the independent accounting firm could impair its independence and concluded that such services would not.

Recommendation

Based on: (i) the Audit Committee’s discussion with management and the independent accounting firm; (ii) the Audit Committee’s review of the representations of management; and (iii) the report of the independent accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Form 10-K for the year ended January 31, 2008 (“2008 10-K”) filed with the SEC.

AUDIT COMMITTEE

Charles E. Adair, Chair

Maximilian Ardelt

Thomas I. Morgan

John Y. Williams

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTORS’ COMPENSATION

It is the Board’s general policy that compensation for independent directors and the Chairman should be a mix of cash and equity-based compensation. In June 2007, the retainer amounts were recommended by the Compensation Committee and approved by the Board. Directors who are not employees of the Company and the Chairman receive a base annual retainer fee, which was increased by $10,000 from the prior year based upon a review of market rates of board compensation, plus reimbursement for reasonable out-of-pocket expenses. In addition to the basic annual retainer fee, the chairs of each committee receive an annual committee chair retainer and the members of each committee receive a committee membership retainer. The Compensation Committee chair and members received an increase in their retainers of $5,000 and $2,500, respectively, from the prior year, due to the market rates study and the additional duties required of compensation committees as a result of SEC regulations and governance trends. In December 2006, the Board, in executive session, approved an annual retainer fee for the Chairman in addition to the standard annual retainer fee, which began in fiscal year 2008 and is paid quarterly. The retainer amounts effective subsequent to the June 2007 Board of Directors’ meeting are set forth in the following table:

POSITION	ANNUAL RETAINER
Chairman	$125,000
Independent Board members and Chairman	$60,000
Audit Committee Chair	$25,000
Audit Committee members	$12,500
Compensation Committee Chair	$15,000
Compensation Committee member	$7,500
Governance and Nominating Committee Chair	$10,000
Governance and Nominating Committee member	$5,000

With respect to equity-based compensation, non-employee directors receive grants of equity incentives in a manner generally consistent with the philosophy for granting equity incentives to executive officers; i.e. to enable the non-employee directors to acquire and increase their proprietary interest in the success of the Company, thus providing them with economic incentives linked to the Company’s financial performance and providing shareholder value. Grants of stock options (other than incentive stock options), stock appreciation rights, restricted stock, and performance grants may be awarded under the Equity Plan based upon the recommendation of the Compensation Committee and approval of the Board. The Board may consider such factors as affordability of the grants to the Company, alignment with shareholder interests and the retention and recruitment of effective directors.

In March 2005, the Board approved certain director stock ownership guidelines. All non-employee directors are required to accumulate shares of Company stock through direct purchases or retention of equity incentives, equal in value to three times the basic annual retainer. There is no specific time within which a director must reach the defined share ownership; however, until the ownership target is met, a director is required to retain 50% of the total of the net after-tax proceeds in stock from the exercise of equity incentive grants and the vesting of stock awards that are awarded subsequent to the fiscal year ended January 31, 2005.

The following table summarizes the total cash and equity-based compensation given in the form of restricted stock units (“RSUs”) and maximum value stock-settled stock appreciation rights (“MVSSARs”), of the independent directors and the Chairman that were expensed by the Company during the fiscal year ended January 31, 2008:

FISCAL 2008 BOARD OF DIRECTORS’ COMPENSATION

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles E. Adair(4)	86,250	32,782	7,477(2)	—	—	—	126,509
Maximilian Ardelt(5)	67,500	32,782	7,477(2)	—	—	—	107,759
Kathy Misunas(6)	72,500	32,782	7,477(2)	—	—	—	112,759
Thomas I. Morgan(7)	68,125	32,782	7,042(3)	—	—	—	107,949
Steven A. Raymund(8)	180,000	—	—	—	—	645,024(11)	825,024
David M. Upton(9)	72,500	32,782	7,477(2)	—	—	—	112,759
John Y. Williams(10)	77,500	32,782	7,477(2)	—	—	—	117,759

(1)

Reflects expense recognized by the Company in fiscal 2008 for the RSUs determined in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payments” (“SFAS 123R”). The grant-date fair value of the RSUs granted is $37.42 per unit. These units fully vest one year from the date of grant. Upon vesting, the RSUs are settled in shares of Tech Data common stock.

(2)

Reflects expense recognized by the Company in fiscal 2008 for the MVSSAR granted in fiscal 2007 determined in accordance with SFAS 123R. The grant-date fair value of the MVSSARs granted in fiscal 2007 is $7.22 per share. The MVSSAR grants fully vest in one year.

(3)

Reflects expense recognized by the Company in fiscal 2008 determined in accordance with SFAS 123R for an MVSSAR grant Mr. Morgan received as a new Board member initial grant in fiscal 2008. The grant-date fair value of the MVSSAR is $7.16 per share. Mr. Morgan’s MVSSAR grant vests in equal annual installments over a five-year period.

(4)	Mr. Adair had aggregate awards outstanding as of the end of fiscal 2008 of 18,000 stock options or MVSSARs exercisable and 1,336 RSUs unvested.
(5)	Mr. Ardelt had aggregate awards outstanding as of the end of fiscal 2008 of 24,500 stock options or MVSSARs exercisable and 1,336 RSUs unvested.
(6)	Ms. Misunas had aggregate awards outstanding as of the end of fiscal 2008 of 21,000 stock options or MVSSARs exercisable and 1,336 RSUs unvested.
(7)	Mr. Morgan had aggregate awards outstanding as of the end of fiscal 2008 of 5,000 MVSSARs unvested and 1,336 RSUs unvested.
(8)	Mr. Raymund had aggregate awards outstanding as of the end of fiscal 2008 of 737,309 stock options or MVSSARs exercisable and 110,000 stock options or MVSSARs unvested.
(9)	Mr. Upton had aggregate awards outstanding as of the end of fiscal 2008 of 20,500 stock options or MVSSARs exercisable and 1,336 RSUs unvested.
(10)	Mr. Williams had aggregate awards outstanding as of the end of fiscal 2008 of 20,500 stock options or MVSSARs exercisable and 1,336 RSUs unvested.
(11)

The amount represents Mr. Raymund’s part-time salary of $215,385 as a non-executive employee of the Company, the value for providing health care insurance coverage of $8,040, the allocation of the percentage of salary of his administrative assistant for providing services to Mr. Raymund of $54,945 and $366,654 in compensation expense recognized by the Company in fiscal 2008 for stock options and MVSSAR’s granted to Mr. Raymund while he was CEO of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The Company’s overall compensation philosophy is to provide compensation programs that are simple and flexible so that our arrangements are understandable for our employees and shareholders. This philosophy permits us to make responsive adjustments to changing market conditions, and to balance short-term performance with long-term goals and expectations. The Company seeks to be a low cost leader in our industry. Although we are a Fortune 200 company based on our revenues, we have narrow profit margins and therefore must keep tight control on our costs, particularly our selling, general and administrative expenses (“SG&A”), which includes compensation expense. This circumstance creates an environment that calls for compensation to be reasonable, controlled and near the median market rates. The Company competes globally for business and for its senior executives. In setting compensation, the Compensation Committee must view the comparable market outside of the Company’s geographic headquarter location, as it is the global market from which we attract quality leaders. Although our compensation package combines short and long-term performance goals, we emphasize and place the most value on the long-term aspects of company performance. As our industry, the stock market and the economy fluctuate rapidly, we look to reward strong and effective leadership for the long-term future and success of the Company and provide long-term shareholder value.

Key Goals

The goals of the Company’s compensation program are to:

•	Successfully attract and retain the key employees necessary to achieve the long-term success of the Company;

•	Provide incentive compensation based upon the Company’s operating plan and the value of the individual contribution relative to that performance;

•	Provide compensation that rewards performance of the individual and differentiates based upon individual performance;

•	Provide an appropriate link between compensation and the creation of shareholder value through awards tied to the Company’s long-term performance;

•	Attract and retain the best talent within a framework consistent with the Company’s low cost model; and

•	Create targets for the individual that are challenging and that encourage a view of the long-term performance of the Company while enabling achievement of short-term goals.

Elements of Compensation

Based on our overall compensation philosophy, our Compensation Committee has established a compensation program with only four basic elements to promote and balance the key goals:

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Base Salary—Base salary is the foundation for performance of basic day to day responsibilities within the NEO’s functional area and execution of the Company’s strategic plan. The Company considers a reasonable base salary as necessary to compete in the market for talented executives. The base salary, when combined with the other compensation elements, allows the Company to successfully attract and retain skilled and experienced executives necessary to achieve its short-term goals and long-term performance success.

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Cash Incentive Pay—Our NEOs are eligible to receive an annual incentive bonus awarded in cash pursuant to the Company’s Bonus Plan approved by our shareholders. This part of the compensation program recognizes short-term tactical achievements, with performance measures tied to the area over which the NEO has the most influence. The goals established in the Bonus Plan must be achieved in order to receive payout.

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Equity Incentive Awards—The long-term component of the Company’s incentive compensation program may consist of the grant of traditional stock options, maximum value stock options or maximum value stock-settled stock appreciation rights, restricted stock, restricted stock units and/or similar equity incentive awards. Grants are made pursuant to the terms of the Equity Plan approved by our shareholders. The equity awards are intended to provide incentives for executive officers to enhance long-term Company performance, as reflected in stock price appreciation over the long term, thereby increasing shareholder value. This element of compensation is also considered to be the best motivation for retention of the key employees.

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Severance Plan—The Company’s Executive Severance Plan (the “Severance Plan”) provides benefits to senior executives in the event of a Company-initiated, non-misconduct separation from the Company. The Severance Plan is intended to attract talent and minimize distraction by providing some security for both the Company and the executive through a transition period in the event the employment relationship is not successful.

The Company’s compensation program includes other standard benefits that are available to all employees, such as medical and dental insurance, life insurance, and a 401(k) savings plan. The Company has a deferred compensation plan available to all senior management employees in the United States. NEOs are offered participation in the Executive Choice Plan designed to reimburse our executives for perquisites such as tax and estate counseling, insurance premiums, personal and professional development expenses, and club memberships. The total reimbursement amount is capped between $10,000 to $20,000 depending on the participant’s position.

The Company does not have a specific plan for the retirement of its executives, nor do we provide other post-retirement medical or life benefits. Our cost-sensitive approach to compensation prevents us from maintaining pension plans. Each separate benefit plan describes the impact of retirement on the benefits provided under that plan. For equity awards, an executive who has reached retirement age will have one year to exercise only those awards that have vested at the time of the retirement.

Determination Process

Compensation amounts, measures and criteria are determined using a combination of efforts by outside consultants, senior management and the Compensation Committee. Typically, much of the decision-making for the year is done to coincide with the March meeting of the Compensation Committee and Board, where annual salaries, bonus targets and equity incentive grants are set and awarded.

Role of Consultants—The Compensation Committee has engaged Pearl Meyer & Partners as an independent compensation consultant. Work by Pearl Meyer & Partners is authorized by the Compensation Committee. Reports and advice may be requested by and are shared between the Compensation Committee and management, and are provided for the NEOs as well as for other executives. Although there is no written policy, the Company agrees with the philosophy of maintaining the independence of the compensation consultant and this is reflected in our practice. Pearl Meyer & Partners is not engaged by the Company to provide any other service. The consultant provides the Company with information, perspectives and observations, but does not make recommendations of specific compensation levels.

Selection of Peer Groups—The Compensation Committee selects which companies to benchmark, with guidance from the independent compensation consultant. There is ongoing discussion as to whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements. The peer groups are chosen annually by considering our competitors, the IT industry, other distributors and companies with circumstances similar to ours, such as revenues and global operations, but more importantly low operating margins. Compensation information from the companies selected is then provided to us from the independent compensation consultant.

Role of Management—Typically our Chief Executive Officer, Chief Financial Officer and human resources senior officer analyze the information provided by the consultant in light of the Company’s financial and operational circumstances. We do not try to mirror any other particular company’s compensation practices, and we generally do not directly target our compensation levels against the compensation provided by other members in our peer group. However, consideration is given to certain aspects of other companies’ data, depending on which areas are pertinent to our position as a distributor with narrow margins and our geographic locations. Similarly, for each executive position, market data is evaluated for relevant comparisons such as the importance of the role of each executive to the Company’s business model, the expected contribution of the executive in light of the responsibilities inherent in his or her position and the risks inherent in our operating plan. In addition to market data, other factors are considered, such as the Company’s annual operating plan, targeted earnings, overall financial performance, the Company’s ability to absorb increases in compensation and regional performance. This analysis results in recommendations presented to and discussed with the Compensation Committee.

Role of Compensation Committee—The Compensation Committee reviews the market data provided by the independent compensation consultant and makes an independent evaluation of the recommendations of management. The Compensation Committee makes compensation decisions, issues equity incentive awards and sets the targets for the executive officers. The compensation package for the CEO is recommended by the Committee to the independent members of the Board, without the input of the CEO. The key goals of the compensation program are balanced with the market data and the Company’s financial planning and expectations to determine the final compensation for each executive. The Compensation Committee sets policies and gives direction to management on all aspects of the executive compensation program. The Compensation Committee Charter, posted on the Corporate Governance section of the Investor Relations area of our website at http://www.techdata.com, sets forth the full responsibilities of the Committee.

Philosophy and Approach in Determining Each Element

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Balance of Elements—The Compensation Committee views all the elements of compensation together to set the total compensation for each NEO. As each element has different goals tied to it, the balance between elements seeks to enable achievement of all the goals of the compensation program. The base salary and cash incentive are considered together to set a fair cash compensation level. For the CEO, salary and cash incentive targets are considered to be equal in importance and are set at approximately equal amounts. This balance between salary and cash incentive targets is viewed as necessary to be competitive in the market and to bring the total cash compensation to mid-market levels. In determining the equity grants, the Compensation Committee takes into consideration that the grants should be achievable in order to put total compensation at market level. Thus, the equity grant needs to add additional value to the total compensation and the amount, type and measures for the equity grants are very meaningful as the balance to our conservative salary and bonus amounts. The Compensation Committee believes this balance between elements, which varies for each NEO, emphasizes the differences in their roles in the Company, and is a realistic reflection of the market.

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Base Salary—The Compensation Committee focuses on setting the base salary high enough to attract and retain its NEOs and to act as a barrier for a competitor to easily draw these key employees away from the Company. The Company’s strong consideration for controlling costs is achieved partially by its philosophy of setting salaries in the middle range of its peers, so the benchmarking target is typically viewed at the 50th percentile.

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Cash Incentive Pay—This part of the compensation program is considered to be the variable portion of the total targeted cash earnings of each NEO. It is this element of compensation that is the most “at-risk” due to its nature. It is intended to reward individual performance and is tied to performance measurements that may include both individual and corporate measures which are approved by the Compensation Committee from a listing in the Bonus Plan, including earnings per share, operating income and return on capital employed. It also includes other financial performance measures, either on a worldwide or geographic segment basis.

In order to coincide with our financial planning and reporting processes, it is the Company’s practice to set targets for the coming year and decide if the targets were achieved for the prior year at its March Board meeting which follows the end of our fiscal year. The potential bonus is tied to the financial performance of the Company for the year in relation to the Company’s annual operating plan. The targets are established using a non-GAAP calculation with carefully discussed exclusions for unusual and one-time occurrences, such as dispositions and restructuring charges. Each year, in formulating the bonus targets, the Compensation Committee members consider the anticipated financial achievement of the Company. The specific targets are tailored to reflect the Company’s then-current operating plan, goals and expectations. The selection of criteria is based on each individual’s sphere of control. The factors that have most influenced the decision are the worldwide or regional role of the NEO, the links to shareholder value, and measurements of Company’s financial performance. The Compensation Committee seeks to set targets at levels that are fair to the NEO, are competitive with the market for retention purposes, but do not necessarily insure year-over-year increases. The target should be achievable upon delivery of results for the defined measure, with a significant percentage of the incentive to be at risk and challenging to achieve. Achievement of the target should be the result of hard work that stretches the normal effort, and demonstrates success vis-à-vis the established targets. Achievement is not considered an entitlement and success is not to maintain the status quo. The bonus is subject to an acceleration ratio if established targets are exceeded (conversely, if established targets are not met, the bonus is reduced). There is a lower deceleration threshold, recognizing that achievement at less than the target level is below market. The acceleration and deceleration percentages reflect the factors discussed above, as well as the maturity and competitiveness of the IT distribution industry.

The level at which the targets are achieved are reviewed and confirmed by the Compensation Committee. In the event it becomes clear that the bonus will be unachievable or would be minimal although a particular executive has performed well and retention is a concern, the Compensation Committee will consider adjustments to an individual’s targets.

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Equity Incentive Awards—The Compensation Committee grants equity incentives to our NEOs through the Equity Plan. Equity incentives are designed to create a mutuality of interest with shareholders by motivating the executive officers to manage the Company’s business so that the shareholders’ investment will grow in value over time. The equity incentives also reward longevity and increase retention by spreading the vesting of the grant over several years. The retention goal is a critical aspect that is addressed in the equity grants, as the Company does not maintain a defined benefit pension plan or provide other post-retirement medical or life benefits due to their costs.

Equity incentives are granted at the fair market value on the date of grant. Typically, equity incentive awards are granted annually. The annual grant occurs at the fiscal year end meeting of the Compensation Committee, although the Compensation Committee may also make grants at any regularly scheduled Compensation Committee meeting during the year as it determines necessary to enhance retention, motivate our NEOs or reward exceptional performance. Grants for new hires and promotions are made at each regularly scheduled quarterly Compensation Committee meeting for those hires and promotions that occurred in the related quarter. The grant date is always a regularly scheduled Compensation Committee meeting.

The decision of what type of equity to grant and the value of the grant is based upon an evaluation of the Company’s overall financial performance for the year, the desirability of long-term service from the executive officer, the perceived value to the employee, the dilutive effect to the shareholders, the effect of the accounting rules on expensing the grant and the number of equity incentive units issued to other executive officers in the Company with the same, more or less responsibility than the executive officer at issue. The amount of equity granted takes into consideration what the annual operating plan indicates that the Company can afford and the value the Company desires to deliver to the employee. The decisions are meant to allow the NEOs to focus on long-term goals without losing value in the short term.

The Company has issued traditional stock options in the past which are still being exercised. In 2005, in response to changes in accounting rules requiring the expensing of options for financial reporting purposes, the Company moved to granting MVSSARs or maximum value options. These maximum value awards provide employees with the opportunity to benefit from the increase in our stock price from the date of grant to the date of exercise, but place a ceiling on the total amount of compensation that an employee can earn in respect of any particular award. The Compensation Committee determined the maximum value cap should be $20 per share by reviewing the historic exercise trends of employees, finding that 93% of all actual exercises in that period were at a spread of less than $20 per share. The value cap allows the Company to grant more value to the employee while significantly reducing the expense to the Company, and allows a consistent calculation of the expense to the Company. The stock appreciation right element of the MVSSARs was chosen to lessen the dilutive impact of the grants.

The Company has also issued RSUs. The number of RSUs granted is lower than with options or MVSSARs resulting in less dilution to the shareholders. Given the restructuring activities and investments being made for long-term success as reported by the Company, we believe our employees consider RSUs as having more value. The Compensation Committee has granted RSUs with performance and time measures. The grants issued in June and September, 2006 that were performance based did not vest as their performance criteria were not achieved and therefore they no longer provided an effective incentive or retention tool or aided in the balancing of cash compensation to market. The Compensation Committee has subsequently granted time based RSUs, to meet the stated goals of the compensation program and the philosophy behind granting equity.

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Stock Ownership Guidelines—In March 2005, the Compensation Committee approved stock ownership guidelines for certain key executive officers, including our NEOs and directors. These executive officers are required to accumulate shares of Company stock, through owned shares, retention of stock awards, or vested 401(k) shares, equal in value to a multiple of their base salary. As of fiscal year end, the target accumulations were two times base salary for Mr. Dutkowsky, one times base salary for Mr. Cano and Mr. Howells, and .5 times base salary for the remaining NEOs. There is no specified time within which the defined share ownership must be attained; however, until the ownership target is met, these executive officers are required to retain in stock 50% of all vested restricted stock awards and 50% of the net after-tax proceeds from the exercise of equity incentive grants awarded subsequent to fiscal year ended January 31, 2005.

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IRS Code Section 162(m)—Section 162(m) of the Internal Revenue Code imposes a limitation on the amount of compensation paid to each covered executive that can be deducted by the Company for federal income tax purposes. Compensation paid in excess of $1 million is not deductible unless it meets criteria for exemption from the deduction limitation. Certain types of performance based compensation are excluded from the limitations of Section 162(m). In structuring the overall compensation paid to the NEOs, the Compensation Committee considers the deduction limitation imposed by Section 162(m). The Compensation Committee attempts to structure any compensation that will exceed the deduction limit in a manner so that it will be deductible by the Company. In some circumstances some compensation may not be deductible, but the Compensation Committee desires to minimize this result whenever possible.

Compensation Program for Fiscal 2008

Peer Group—Pearl Meyer & Partners provided market data about industry competitors, using the peer group selected by the Compensation Committee. The peer group selected for fiscal 2008 was made up of Anixter International, Arrow Electronics, AutoNation, Avnet, Best Buy, CDW, Circuit City, CVS, Ingram Micro, Insight, Nash Finch, Office Depot, Performance Food Group, Rite Aid, Safeway, Staples, Supervalu, Synnex, Sysco, and United Stationers.

Aligned with our philosophy of setting total cash compensation (base plus cash incentive) near the median of the market, the Compensation Committee was provided with a competitive pay analysis comparing our NEOs total cash compensation in fiscal 2007 to the 50th percentile amount of the peer group companies. The total cash compensation of three of our NEOs is less than the 50th percentile and of two of our NEOs is above the 50th percentile.

Base Salary—In determining the base salary for fiscal 2008, the Compensation Committee considered market data provided by Pearl Meyer & Partners from the selected peer group. In light of industry and economic conditions, the Compensation Committee set the base salary for all NEOs in line with the performance of the executive for the prior fiscal year and the duties and responsibilities of each NEO for the coming fiscal year. Only some of our NEOs received a salary increase, with the increases ranging from 2% to 10%.

Cash Incentive Pay—In setting the bonus targets for fiscal 2008, the Compensation Committee considered the level of effort and commitment required, as well as the performance of the regions, for each NEO. The Committee believes the cash incentives targeted should be variable and reflect an amount at risk, balanced against a target that is reasonable to achieve to reward the short-term effort and performance of the executive, as well as to meet the Company’s goal of retention of quality executives for the long term.

For Mr. Dutkowsky, Mr. Howells and Mr. Osbourn, the bonus targets were based solely on earnings per share. The sphere of influence of these NEO’s is global as they decide how to deploy and utilize capital investments across the entire enterprise. The earnings per share measure was chosen because it ties executive performance to shareholder value. Share price is a factor of earnings, and historically the share price has been affected by earnings per share. For Mr. Cano and Mr. Lamneck, the metrics chosen were aligned with their regional sphere of influence. Mr. Cano’s target was based 80% on European contribution margin and 20% on the European return on capital employed (“ROCE”). Mr. Lamneck’s target was based 80% on Americas operating income and 20% on the Americas ROCE. Contribution margin and operating income were chosen as the metrics for Mr. Cano and Mr. Lamneck as these encompass elements of the Company’s performance and profitability that are within their regional influence. ROCE measures the effective use of capital, and is viewed from the perspective of the market and shareholders as an effective evaluation of performance and a driver of long-term shareholder value. By applying both metrics at the percentages stated, the Compensation Committee was looking to balance the areas that would best reflect the Company’s performance. These metrics are consistent with the goal of the compensation program to create targets for the individual that encourage a view of the long-term performance of the Company while enabling achievement of short-term compensation goals.

The targets were set with acceleration and deceleration ranges which recognize over-and under-achievement. For the metrics of EPS and operating income, the bonus could be achieved if performance was between 50% and 120% of the target, with no bonus payment if the metric was underachieved by 50% or the possibility of achieving a bonus amount paid at a maximum of 200% if the metric was overachieved by 20%. For the ROCE metric, a bonus could be achieved if performance was between 90% and 120% of the target, with no bonus payment if the metric was underachieved by 10% or the possibility of achieving a bonus acceleration amount paid at a maximum of 200% if the metric was overachieved by 20%. The acceleration and deceleration ranges are evaluated each year and, in fact, have been contracted from previous years, as the Compensation Committee has considered the maturity of the industry and expectations of controlled growth.

The actual bonus amounts achieved for fiscal 2008 are stated in the Summary Compensation Table below. The achievement level was certified by the Compensation Committee in March 2008. Mr. Dutkowsky, Mr. Howells and Mr. Osbourn each achieved the maximum acceleration of their worldwide earnings per share target. Consistent with Mr. Dutkowsky’s Employment Agreement (defined and discussed below in CEO Compensation), a portion of his bonus ($250,000) had been accelerated into his bonus payout in fiscal 2007 and a portion will be deferred pursuant to the Deferred Compensation Plan. Mr. Cano achieved 96% of the European contribution margin target and 99% of the European ROCE target. When reviewing Mr. Cano’s achievement levels in March 2008, the Compensation Committee made an adjustment to one of the elements in the original operating plan target. This adjustment was made to better align the measures with expectations and consistency among the NEO’s targets. Mr. Lamneck achieved 110% of the portion related to the Americas operating income and 90% of the portion related to the Americas ROCE.

Equity Incentive Awards—In March 2007, the Compensation Committee decided to award RSUs as the form of equity incentives for fiscal 2008. RSUs were chosen due to their attractive qualities of creating less dilutive effect on the shareholders, a straight forward accounting treatment and being perceived as having a greater value to the employee when the Company’s growth rate is maturing. The RSUs granted are time based without a performance measure and have a four-year vesting schedule with the exception of the fiscal 2007 grant of RSUs to the Company’s Chief Executive Officer which vests quarterly over three years. The time element meets the Compensation Committee’s desire to enable the executives to focus on long-term goals and to address retention issues. As noted previously, the Company desires to balance the elements of compensation, with the emphasis on performance in the cash incentive portion and with equity incentives emphasizing retention and a long-term performance perspective. At the end of fiscal 2008, the performance period concluded for certain RSUs granted in June and September of 2006. These RSUs had performance criteria that were not achieved, resulting in these RSUs expiring unvested for the NEOs.

CEO Compensation—Compensation of the Chief Executive Officer position is reviewed by the Compensation Committee and recommended to the independent members of the Board for approval in executive session outside of the presence of the Chief Executive Officer. In October 2006, the Company employed Mr. Dutkowsky as its CEO. In determining Mr. Dutkowsky’s compensation, the Compensation Committee sought to achieve a balance between the key goals of our compensation program as historically applied, the Company’s philosophy of maintaining control over increases in SG&A, our desire that Mr. Dutkowsky have an immediate equity interest in the Company and that he be awarded sufficient value to attract him to the Company during a time in which it was undergoing a restructuring program in Europe and experiencing challenges in that region. Mr. Dutkowsky’s compensation package was based upon market data for CEO’s in our peer group from Pearl Meyer & Partners, discussions of compensation scenarios with Mr. Dutkowsky, schedules outlining how various elements of compensation would be earned or vest over the upcoming years and evaluations of the Company’s anticipated performance.

Under Mr. Dutkowsky’s employment agreement, effective October 2, 2006 (the “Employment Agreement”), base salary is set at a minimum of $900,000 per year with an opportunity to earn incentive compensation under the Bonus Plan at a target of 100% of base salary, prorated from the start date. Mr. Dutkowsky’s bonus was guaranteed to be at least the target bonus during the Company’s 2008 fiscal year, reduced by any amounts that were accelerated in the previous year. The cash payment may not exceed the maximum amount available under the deduction limitation of Section 162(m) of the Internal Revenue Code. For the 2008 fiscal year, Mr. Dutkowsky received MVSSARs and RSUs as equity incentives. The MVSSARS will entitle Mr. Dutkowsky to payment equal to the appreciation in the value of the underlying common stock of the Company following grant, subject to a cap of $20 in maximum appreciated value per MVSSAR granted. The Employment Agreement provides for home sale assistance through a Company purchase plan related to his home in Massachusetts. For a more detailed description of Mr. Dutkowsky’s agreement and the payments and benefits due to him on a change in control or termination of employment, the full Employment Agreement is included as Exhibit 10-AAnn to our October 31, 2006 Form 10-Q filed on December 6, 2006.

Executive Choice Program and Perquisites—In line with our cost-conscious philosophy for executive compensation, the Company provides minimal perquisites and considers this not a significant component of the compensation package. The majority of perquisites are covered by our Executive Choice Plan, which plan and participants are approved by the Compensation Committee annually. The plan is designed to give executives the opportunity to select from a list of those types of benefits that meet their individual needs, including supplemental insurance premiums, uninsured health care expenses, professional services such as tax, legal, financial and estate planning, club memberships and personal or professional development expenses. The participating executive officer is reimbursed for expenses related to these benefits. Under this plan, Mr. Dutkowsky, Mr. Howells, and Mr. Cano could receive total reimbursement for up to $20,000 each, and Mr. Osbourn and Mr. Lamneck could receive total reimbursement for up to $15,000.

Severance Plan—The Severance Plan provides our NEOs with base salary and a pro rata portion of certain incentive compensation over a specified period if the Company terminates the NEO’s employment without cause. The severance period is determined based upon the NEO’s position held at termination and years of service to the Company. Based on their current positions and years of service, the Compensation Committee has set the continuation period for the receipt of base salary in the event of separation for each of the named executive officers as follows: 24 months for Mr. Cano and Mr. Howells, and 18 months for Mr. Lamneck. Mr. Dutkowsky’s Employment Agreement sets his severance benefit period for base salary at 24 months. Mr. Osbourn’s severance benefit period for base salary was amended to be 12 months, in consideration of allowing him flexibility in his working location. In addition, the Severance Plan provides that a participant who is involuntarily terminated for reasons other than gross misconduct will receive the portion of his or her annual bonus that is based on the Company’s performance, prorated through the date of such participant’s separation, not to exceed the lesser of actual performance or 100%. Participants severed due to a reduction in force also receive the prorated portion of his or her annual bonus that is based on their individual performance.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee met with management to discuss its compensation philosophy, policies and practices generally, as well as its specific determinations. The Compensation Committee has reviewed the Compensation Discussion and Analysis section and has discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s 2008 10-K and Proxy Statement.

COMPENSATION COMMITTEE

Kathy Misunas, Chair

Charles E. Adair

Thomas I. Morgan

David M. Upton

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

There is much discussion of the details of our NEO’s total compensation in the COMPENSATION DISCUSSION AND ANALYSIS section of the proxy, above, and particularly in the subsection Compensation Program for Fiscal 2008 of the CD&A to which we direct you for a full understanding of all of the elements of compensation earned during the past two fiscal years.

The following table presents information concerning compensation paid to or earned during the last two fiscal years by (i) the Chief Executive Officer, (ii) the Chief Financial Officer, and (iii) each of the three other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year):

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(1) ($)		Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Comp ($)	Change in Pension Value and Non-qualified Deferred Comp Earnings ($)	All Other Compensation ($)		Total ($)
Robert M. Dutkowsky Chief Executive Officer	2008	916,154	1,590,000	(2)	688,454	828,434	—	—	80,026	(5)	4,103,068
	2007	304,615	550,825	(2)	233,568	176,407	—	—	223,094	(5)	1,488,509
Jeffery P. Howells Executive Vice President and Chief Financial Officer	2008	667,455	954,800		311,266	221,864	—	—	36,119	(6)	2,191,504
	2007	612,461	368,900		51,689	350,190	—	—	40,177	(6)	1,423,417
Néstor Cano President, Europe	2008	650,000	470,700		350,849	264,513	—	—	160,546	(7)	1,896,608
	2007	650,000	243,800		59,369	421,200	—	—	154,568	(7)	1,528,937
Joseph A. Osbourn Executive Vice President and Chief Information Officer	2008	478,677	483,000		187,835	162,370	—	—	26,056	(8)	1,337,938
	2007	459,289	195,500		32,435	267,975	—	—	20,892	(8)	976,091
Kenneth T. Lamneck President, the Americas	2008	474,076	254,900		172,042	149,056	—	—	33,886	(9)	1,083,960
	2007	442,576	171,800		16,484	137,831	—	—	35,698	(9)	804,389

(1)	Includes amounts deferred under the 401(k) Plan and Deferred Compensation Plan.
(2)

Mr. Dutkowsky’s employment with the Company began in October 2006. The bonus reported for fiscal 2008 is reduced by $250,000 which was included in his bonus for 2007 as a partial acceleration in accordance with his Employment Agreement.

(3)

Reflects expense recognized by the Company in each respective fiscal year in accordance with SFAS 123R for RSUs granted. For a discussion of the assumptions relating to these valuations, see the 2008 10-K, Item 8, Note 12- Employee Benefit Plans.

(4)

Reflects expense recognized by the Company in each respective fiscal year in accordance with SFAS 123R for MVSSARs granted. For a discussion of the assumptions relating to these valuations, see the 2008 10-K, Item 8, Note 12- Employee Benefit Plans.

(5)

For Mr. Dutkowsy, in fiscal 2008 the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) savings plan account, a gross-up for travel for his spouse of $11,924, and $44,209 for the actual loss (in addition to the estimated loss reported for fiscal 2007) on the sale of Mr. Dutkowsky’s property and expenses related to holding and marketing the property for sale. In fiscal 2007, Mr. Dutkowsky’s total includes $20,000 under the Executive Choice Plan, $15,166 for tax and legal services and $187,928 for relocation, which includes $162,000 expensed by the Company for the estimated loss on the sale of Mr. Dutkowsky’s property and expenses related to holding and marketing the property for sale.

(6)

For Mr. Howells, in fiscal 2008 the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) savings plan account, a gross-up for travel for his spouse of $7,950, and the value of a service recognition award. In fiscal 2007, Mr. Howells received $20,000 under the Executive Choice Plan, contributions of the Company’s common stock to his 401(k) savings plan account, and $12,561 for a gross-up for travel for his spouse.

(7)

For Mr. Cano, in fiscal 2008 the amount is comprised of $20,000 received pursuant to the Executive Choice Plan, $130,000 related to the fluctuation in the exchange rate between the US dollar and the euro and $10,546 for personal use of a company leased automobile. In fiscal 2007, Mr. Cano received $20,000 under the Executive Choice Plan, reimbursement of expatriate related expenses in the amount of $134,568 comprised primarily a cost of living adjustment of $44,799 and $72,187 related to changes in the exchange rate between the U.S. dollar and the euro.

(8)

For Mr. Osbourn, in fiscal 2008 the amount is comprised of $15,000 received pursuant to the Executive Choice Plan and contributions by the Company to his 401(k) savings plan account of $11,056. In fiscal 2007, Mr. Osbourn received $15,000 under the Executive Choice Plan and contributions of the Company’s common stock to his 401(k) savings plan account.

(9)

For Mr. Lamneck, in fiscal 2008 the amount is comprised of $15,000 received pursuant to the Executive Choice Plan, contributions by the Company to his 401(k) savings plan account, a gross-up for travel for his spouse of $10,953, and the value of a service recognition award. In fiscal 2007, Mr. Lamneck received $15,000 under the Executive Choice Plan, contributions of the Company’s common stock to his 401(k) savings plan account and $10,853 for a gross-up for travel for his spouse.

GRANTS OF PLAN-BASED AWARDS

The table below sets forth, for each of the NEOs, the grants of awards under the Equity Plan made during the fiscal year ended January 31, 2008.

Under columns (d) and (e), there were no grants issued during the fiscal year ended January 31, 2008.

Column (f) lists grants of RSUs. The grant of RSUs to Mr. Dutkowsky vests in equal quarterly installments over three years. The grants of RSUs to the remaining NEOs vest in equal annual installments over four years.

Column (g) lists grants of MVSSARs. This MVSSAR grant to Mr. Dutkowsky vests over four years, has a ten-year term, and a predetermined cap of $20 per share on a potential gain upon exercise.

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Dutkowsky	RSU	3/28/07			20,000			707,600
	MVSSAR	3/28/07				200,000	35.38	1,400,000
Howells	RSU	3/28/07			14,746			521,713
Cano	RSU	3/28/07			14,468			511,878
Osbourn	RSU	3/28/07			8,191			289,798
Lamneck	RSU	3/28/07			8,157			288,595

(1)

The grant date fair value of RSUs is calculated as the number of RSUs granted in column (f), multiplied by the last sales price as quoted on Nasdaq on the date of grant of $35.38. The grant date fair value for MVSSARs is calculated as the number of MVSSARs granted, multiplied by the SFAS 123R valuation. In accordance with SFAS 123R, the MVSSAR value is $7, based on management’s assumptions and calculated using a combination of the Hull-White Lattice (binomial) and Black-Scholes option pricing models.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth, for each of the NEOs, the outstanding equity awards as of January 31, 2008:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dutkowsky	75,000	225,000		36.66	10/2/16
		200,000		35.38	3/28/17
						23,333	(2)	802,189
						15,000	(2)	515,700
Total	75,000	425,000				38,333		1,317,889
Howells	50,000			39.94	3/27/08
	50,000			43.26	3/20/12
	8,380			24.27	3/19/13
	50,000			41.08	3/30/14
	25,000	25,000		37.06	3/31/15
	15,000	45,000		37.04	3/29/16
						1,250	(3)	42,975
						12,551	(4)	431,503
						14,746	(5)	506,967
Total	198,380	70,000				28,547		981,445
Cano	23,800			30.63	4/4/10
	20,000			44.00	8/1/10
	60,000			43.26	3/20/12
	60,000			41.08	3/30/14
	35,000	35,000		37.06	3/31/15
	15,000	45,000		37.04	3/29/16
						1,250	(3)	42,975
						16,254	(4)	558,813
						14,468	(5)	497,410
Total	213,800	80,000				31,972		1,099,198

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—(continued)

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Osbourn	40,000			35.00	10/26/10
	28,000			28.31	4/2/11
	40,000			43.26	3/20/12
	40,000			41.08	3/30/14
	20,000	20,000		37.06	3/31/15
	10,000	30,000		37.04	3/29/16
						750	(3)	25,785
						8,216	(4)	282,466
						8,191	(5)	281,607
Total	178,000	50,000				17,157		589,858
Lamneck	40,000			41.64	3/8/14
	20,000	20,000		37.06	3/31/15
	10,000	30,000		37.04	3/29/16
						7,948	(4)	273,252
						8,157	(5)	280,438
Total	70,000	50,000				16,105		553,690

(1)

Represents stock options and MVSSARs granted prior to fiscal 2007; grant price equal to the last sales price as quoted on Nasdaq on the date of grant; vesting occurs in equal annual installments over four years.

(2)	Represents RSUs granted in fiscal 2007 and 2008, which vest in equal quarterly installments over three years.
(3)	Represents restricted stock awards granted in fiscal 2005, which vest 50% in fiscal 2008 and 50% in fiscal 2009.
(4)	Represents a grant of RSUs on December 5, 2006, which vests 25% in fiscal 2009, 50% in fiscal 2010 and 25% in fiscal 2011.
(5)	Represents RSUs granted in fiscal 2008, which vest in equal annual installments over four years.
(6)	The market value is based upon the last sales price of $34.38 on January 31, 2008.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each of the NEOs, information with respect to the exercise of stock options, MVSSARs and similar instruments and vesting of other equity-based awards during the fiscal year ended January 31, 2008:

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Dutkowsky	—		—	18,333	(1)	701,924
Howells	4,120	(2)	45,361	1,250	(2)	44,763
Cano	97,200	(3)	1,337,137	1,250	(3)	44,763
Osbourn	40,000	(4)	652,382	750	(4)	26,858
Lamneck	—		—	—		—

(1)

RSUs granted on October 2, 2006, vested 3,333 shares on April 2, 2007 at fair market value (“FMV”) of $35.61, 3,333 shares on July 2, 2007 at FMV of $38.75, 3,334 shares on October 2, 2007 at FMV of $41.00, and 3,333 shares on January 2, 2008 at FMV of $37.20. RSUs granted on March 28, 2007, vested 1,666 shares on June 28, 2007 at FMV of $38.04, 1,667 shares on September 28, 2007 at FMV of $40.12, and 1,667 shares on December 28, 2007 at FMV of $37.88.

(2)

Exercised March 19, 2007, 4,120 incentive stock options (“ISO”) shares from the March 19, 2003 grant priced at $24.27 at FMV of $35.28. Vesting of 1,250 shares from restricted stock award (“RSA”) grant on March 30, 2007 at FMV of $35.81 from March 30, 2004 grant.

(3)

Exercised July 9, 2007, 3,030 ISO shares and 3,970 non-qualified (“NQ”) shares from the March 29, 1999 grant priced at $16.50 with an average sales price of $38.72; 1,766 ISO shares and 28,434 NQ shares from the April 2, 2001 grant priced at $28.31 with an average sales price of $38.72; 8,240 ISO shares and 51,760 NQ shares from the March 19, 2003 grant priced at $24.27 with an average sales price of $38.72. Vesting of 1,250 shares from RSA grant on March 30, 2007 at FMV of $35.81 from March 30, 2004 grant.

(4)

Exercised October 1, 2007, 8,240 ISO shares and 31,760 NQ shares from the March 19, 2003 grant priced at $24.27 with an average sales price of $40.58. Vesting of 750 shares from RSA grant on March 30, 2007 at FMV of $35.81 from March 30, 2004 grant.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

The Company maintains the Tech Data Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) which provides executives and directors the opportunity to make pre-tax deferrals. Presently, participants may allocate deferrals among 18 different investment alternatives and this allocation can be changed at any time. The rate of return is based on the actual gross performance of these investment alternatives less administrative expenses. Benefits payable under the Deferred Compensation Plan are dependent on and will be paid exclusively from the general assets of the Company. Participants are an unsecured general creditor of the Company. Assets have been placed in a Rabbi trust to informally fund the plan. A Rabbi trust is an irrevocable trust designed to provide some assurance to the participants that future benefit obligations will be satisfied. The Deferred Compensation Plan is deemed unfunded, so the participants are taxed when they receive payments from the Deferred Compensation Plan.

The American Jobs Creation Act of 2004 changed the tax rules related to non-qualified deferred compensation plans, which administratively resulted in two separate plan documents, a pre-2005 Plan and a 2005+ Plan. The following table sets forth the contributions, earnings and balances for each NEO under the Company’s Deferred Compensation Plan for the fiscal year ended January 31, 2008, and includes a breakdown of the contributions made into the pre-2005 Plan and the 2005+ Plan.

Name	Executive contribution in last FY ($)	Registrant contributions in last FY ($)	Aggregate Earning in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)	Value of deferrals by Plan ($)
						Pre- 2005	2005 +
Dutkowsky	—	—	—	—	—	—	—
Howells	300,000	—	(60,068)	(754,913)	1,439,802	434,259	1,005,544
Cano	—	—	16,539	—	355,549	355,549	—
Osbourn	4,000	—	17,373	—	579,005	577,079	1,925
Lamneck	89,000	—	3,914	—	284,362	47,558	236,803

The pre-2005 Plan and the 2005+ Plan differ primarily in the flexibility of payout options which are detailed in the following table:

	Pre-2005 Plan	2005+ Plan
Basic Distribution Options

• Retirement (the later of termination or reaching age 55 for employees, age 65 for Directors) in a lump sum or installments of 5, 10 or 15 annual payments.

• In-service distributions (lump sum) at a specified date at least three calendar years after the initial year of deferral. This election may be modified once, at least 13 months prior to the distribution date.

• Retirement – same as Pre-2005 plan

• In-service distributions – same as Pre-2005 Plan except participant may modify at least 12 months prior to the original payout date as many times as desired; however, such modification delay the distribution at least five years.

• Separation from service, regardless of age, in a lump sum or installments of 5, 10, or 15 annual payments.

Separation of Service	No change from basic provision elected.

In-service payout options default to 13 months following separation from service for prior in-service distribution elections payable after the separation date. The participant has 30 days from the date of separation to elect one of the following:

• Lump sum payment following 13 months.

• Re-defer payment for at least five years following the 13 months in which the payment would normally be received.

Payouts may be deferred as many times as desired for a period of no less than five years from the previous payout date.

Retirement	No change from basic provision elected.	No change from basic provision elected.
Death

Prior to termination of employment with the Company and prior to benefit payments commencing, the beneficiary is entitled to the greater of 2.5 times the participant’s cumulative deferrals or their current account balance.

Following termination of employment their beneficiary is entitled to receive the account balance.

Same as Pre-2005 Plan.
Change in Control	No change from basic provision elected.	Lump sum payment of vested balance.
Hardship Withdrawals	Allowed upon approval of Plan administrator. Amount limited to expenses directly associated with the hardship and all related taxes.	Same as Pre-2005 Plan however amount must be determined under regulations issued by the Secretary of the Treasury.
Unscheduled Withdrawals	Allowed with a 10% penalty.	Not allowed.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information given in this section describes the additional or incremental payments that a NEO would receive or specific terms or conditions that would apply in the event of a termination or change in control. We do not include compensation that is unaffected by these events.

Termination/Severance—The Severance Plan provides benefits to our executives in the event of a Company-initiated, non-misconduct separation from the Company. The receipt of benefits under the Severance Plan is conditioned upon a participant executing a separation agreement, general release of claims, confidentiality agreement and non-compete agreement to be in effect for the length of the severance period for which benefits are received. The Severance Plan establishes a severance period that provides the participant his or her regular base salary compensation for a stated period, based upon position held and years of service. Payments are made in bi-weekly installments along with the Company’s regular payroll payments. Based on their current positions and years of service, the benefit period to receive base salary for each of the NEOs in the event of termination (whether or not related to a change in control) would be as follows: Mr. Dutkowsky, 24 months, based upon the terms of his Employment Agreement; Mr. Cano and Mr. Howells, 24 months; and Mr. Lamneck, 18 months. Mr. Osbourn’s severance benefit period was amended to be 12 months, in consideration of allowing him flexibility in his working location.

A participant who is involuntarily terminated for reasons other than gross misconduct or a reduction in force will receive the portion of his or her annual bonus that is based on the Company’s performance, prorated through the date of such participant’s termination. Participants severed due to a reduction in force also receive the prorated portion of his or her annual bonus that is based on their individual performance. Both Company and individual performance are paid at the prorated amount of actual performance, capped at the 100% level with no overachievement being paid. The determination of bonus payable to a terminated employee is made at the same time as continuing employees, typically following the end of each fiscal year. Any payment is made in a lump sum at the time all bonus awards are paid.

Change in Control—Where a change in control occurs and the NEO was terminated effective at a fiscal year end, the NEOs would receive the salary amounts stated above applicable to a termination under our Severance Plan. There are no plans or agreements to provide the cash incentive bonus in the event of a change in control, except that Mr. Dutkowsky’s Employment Agreement allows him to receive the prorated portion of his bonus applicable under the Severance Plan if he is terminated in the thirty day period following six months after a change in control occurs. Equity awards in the event of change in control are covered under our Equity Plan and for Mr. Dutkowsky, in his Employment Agreement. No additional equity is granted, but vesting is accelerated and restrictions and conditions are deemed satisfied for all outstanding grants. In the event the NEO is terminated as a result of the change in control, he will have 90 days to exercise vested equity (including any accelerated vesting).

The presentation of data in the table below is based on the assumption that the termination or change in control occurred on January 31, 2008, and assumes the highest amount of payout that could be made depending on the circumstances of the termination or change in control.

NEO	Severance period	Salary termination & change in control ($)	Bonus (at lesser of cap or actual performance) ($)	Equity upon termination	Equity upon change in control
Dutkowsky	24 months	1,840,000	920,000	No additional grants.	No additional grants. Vesting accelerates.
Howells	24 months	1,364,000	477,400	No additional grants.	No additional grants. Vesting accelerates.
Cano	24 months	1,300,000	470,700	No additional grants.	No additional grants. Vesting accelerates.
Osbourn	12 months	483,000	241,500	No additional grants.	No additional grants. Vesting accelerates.
Lamneck	18 months	721,500	240,500	No additional grants.	No additional grants. Vesting accelerates.

Retirement—Retirement is considered a voluntary separation initiated by the executive and is not covered by the Severance Plan. The Company does not have a specific plan for the retirement of its executives, nor do we provide post-retirement medical or life benefits. Each separate benefit plan describes the impact of retirement on the benefits provided under that plan. For equity awards, an executive who has reached retirement age will have one year to exercise only those awards that have vested at the time of the retirement. Mr. Howells and Mr. Osbourn meet our retirement age qualification of adding their age and years of service.

Deferred Compensation—The Deferred Compensation Plan is not automatically terminated by a change in control, and will be continued if the successor entity agrees to continue the Deferred Compensation Plan. For both termination of employment and change in control, see the table in the NON-QUALIFIED DEFERRED COMPENSATION PLANS section above.

OTHER MATTERS

Management knows of no matter to be brought before the meeting that is not referred to in the Notice of Annual Meeting of Shareholders. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

SOLICITATION OF PROXIES

In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, facsimile or in person by regular employees of the Company. The Company may also retain Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $7,500 plus out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this proxy materials, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by the Company.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals that shareholders intend to present at the 2009 Annual Meeting of Shareholders must be received by the Company no later than December 22, 2008 to be eligible for inclusion in the proxy material for that meeting.

TECH DATA CORPORATION P.O. BOX 6260 CLEARWATER, FLORIDA 33758

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 3, 2008.* Have your E-Proxy Notice or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Tech Data Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 3, 2008.* Have your E-Proxy Notice or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tech Data Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

*Note: The cut-off date for voting shares held in the Tech Data Corporation 401(k) Savings Plan is Friday, May 30, 2008 at 11:59 p.m. Eastern Daylight Time.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

TECHD1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TECH DATA CORPORATION

1. Election of Directors.

To elect three directors to serve until the 2011 Annual Meetings, all to hold office until their successors are duly elected and qualified.

Nominees: 01) Robert M. Dutkowsky 02) Jeffery P. Howells 03) David M. Upton

To elect one director to serve until the 2010 Annual Meetings, all to hold office until his successor is duly elected and qualified. 04) Harry J. Harczak, Jr.

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number of the nominee(s) on the line below.

2. Ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2009.

For

Against

Abstain

The Board of Directors recommends a vote “FOR” the ratification of the selection.

3. Shareholder proposal for an advisory vote regarding compensation of the named executive officers.

The Board of Directors recommends a vote “AGAINST” the shareholder proposal.

In his or her discretion, the Proxy is authorized to vote upon such other business as may be brought before the meeting.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD BELOW AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Please sign exactly as your name or names appear(s) hereon. For joint account holders each owner should sign.

When signing as executor, administrator, attorney, trustee or guardian, etc. please print your full title.

Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

PROXY

TECH DATA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 4, 2008

The undersigned hereby appoints Robert M. Dutkowsky and David R. Vetter as proxy or proxies, with the power of substitution and revocation, and hereby authorizes either or both to represent and to vote, as designated on the reverse hereof, all the shares of common stock of Tech Data Corporation held of record by the undersigned on March 28, 2008, at the Annual Meeting of Shareholders to be held on June 4, 2008 at 3:00 p.m. Eastern Daylight Time, or any adjournment thereof.

If the undersigned has a beneficial interest in shares of Tech Data Corporation common stock issued to or held for the account of the undersigned under the Tech Data Corporation 401(k) Savings Plan (the “401(k) Plan”) then the undersigned hereby directs the fiduciary of the 401(k) Plan to vote, as designated on the reverse side, all the shares of Tech Data Corporation common stock in the undersigned’s name and/or account under the 401(k) Plan. Voting instructions with respect to such plan shares must be received by 11:59 p.m. Eastern Daylight Time on May 30, 2008.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE HEREOF BY THE UNDERSIGNED SHAREHOLDER. ANY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.